UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeff Townsend

Jeff Townsend, Executive Vice President and Chief of Innovation of Cerner, retired from such role effective November 1, 2019, and transitioned to Executive Senior Advisor. Cerner previously disclosed that it had received notice from Mr. Townsend of his intent to retire by the end of the year.

On October 30, 2019, Mr. Townsend and Cerner entered into a letter agreement setting forth the terms of his new employment arrangement as Executive Senior Advisor, effective as of November 1, 2019. As Executive Senior Advisor, Mr. Townsend will primarily assist in completing and transitioning his current projects and responsibilities. Under the terms of the letter agreement, his new base salary will be reduced to $100,000 per year, effective November 1, 2019, to reflect his modified level and scope of responsibility. As Executive Senior Advisor, Mr. Townsend is not eligible to participate in the Cerner Corporation 2018 Performance Compensation Plan (“CPP”) beyond Q3 2019 nor to receive future stock option or other equity grants under the Cerner Corporation 2011 Omnibus Equity Incentive Plan, as amended (the “Omnibus Plan”). Any amounts earned, but not yet paid, under his CPP agreements for Q3 2019 will be paid in accordance with the terms of such agreements. Mr. Townsend’s outstanding Cerner stock options, performance-based restricted stock unit awards, and time-based restricted stock units that have not vested as of November 1, 2019 will be forfeited, and his outstanding Cerner stock options that have vested as of November 1, 2019 will remain outstanding and exercisable pursuant to the terms of such grant agreements and the Omnibus Plan. The letter agreement provides for an initial term expiring June 30, 2020.

The foregoing description of the letter agreement with Mr. Townsend does not purport to be complete and is qualified in its entirety by reference to the full text of such letter agreement, which Cerner will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Michael R. Nill

On October 30, 2019, Michael R. Nill, Executive Vice President and Chief Operating Officer of Cerner Corporation (“Cerner” or the “Company”), announced he will be departing the Company as of the close of business on January 10, 2020, following 23 years at Cerner.

On the same date, Mr. Nill and Cerner entered into a letter agreement memorializing the terms of his separation. Pursuant to the letter agreement, Mr. Nill has agreed to remain at the Company through the close of business on January 10, 2020 to assist in providing an orderly transition following his departure. Going forward, as part of Cerner’s positioning for the future, the Company is looking to bolster the leadership team with an emphasis on cloud platform and transformation experience.

In recognition of Mr. Nill’s service to Cerner and his agreement to provide transition services, and subject to his execution and non-revocation of a Separation Agreement containing a general release of claims, Mr. Nill will receive cash payments, less applicable deductions required by law, on Cerner’s regular pay days during the twenty-four (24) month period commencing on January 24, 2020, calculated based upon the following formula (per annum): (i) his annual base salary effective March 31, 2019; (ii) his annual target cash bonus effective March 31, 2019; plus (iii) the difference between his monthly COBRA continuation premium under Cerner’s health, vision and dental plans in effect as of his departure date and the monthly amount he was paying for such coverage as of his departure date. Additionally, on the Effective Date of the Separation Agreement (as defined therein), Cerner will, fully vest Mr. Nill's outstanding equity awards as follows: (x) all of his unvested stock options will fully vest; (y) all of his unvested time-based restricted stock units will fully vest; and (z) all of his unvested performance share units will fully vest, assuming a 100% of target level of achievement. Mr. Nill will remain subject to, and the separation payments will be conditioned upon compliance with, the restrictive covenants contained in his employment agreement and the Separation Agreement, including covenants with respect to non-competition, non-solicitation and confidentiality. If Mr. Nill were to breach any of the restrictive covenants during the twenty-four (24) month separation payment period, Cerner would be entitled to stop any payments due after the date of breach and claw back all separation payments made prior to the date of breach, as well as any of Mr. Nill's outstanding equity awards or shares of common stock underlying such equity awards at the time of breach or, if sold prior to the date of the breach, the proceeds thereof. Upon execution of the Separation Agreement, Mr. Nill will cease to be eligible for any other severance benefits under his employment agreement (as amended by his Executive Severance Agreement), the Cerner Enhanced Severance Pay Plan, as amended, or the Business Optimization Severance Pay Plan. Mr. Nill will receive his current salary, benefits and any earned incentive plan bonus through the date of his departure.

The foregoing description of the letter agreement and Separation Agreement with Mr. Nill does not purport to be complete and is qualified in its entirety by reference to the full text of such letter agreement and Separation Agreement, which Cerner will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: November 1, 2019	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer